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                                                                       EXHIBIT 5


               [JEFFER, MANGELS, BUTLER & MARMARO LLP LETTERHEAD]



                                   May 8, 2000

                                                                      60246-0005


I.T. Technology, Inc.
34-36 Punt Road
Windsor 3181
Victoria, Australia

     Re: I.T. Technology, Inc. (the "Company") Registration Statement For Offering of Common Stock, $0.001 par value ("Common Stock")

Gentlemen:

     At your request, we have examined the Registration Statement on Form SB-2, as amended, Registration No. 333-30364 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) 4,500,000 shares of Common Stock for sale by the Company (the "Company Stock"), and (ii) 500,000 shares of Common Stock for resale by certain selling stockholders (the "Selling Stockholder Stock"). We are familiar with the actions taken and proposed to be taken by the Company in connection with the authorization and proposed issuance and sale of the Company Stock. The Company Stock and the Selling Stockholder Stock are sometimes collectively referred to herein as the "Registered Stock."

     It is our opinion that when the Registration Statement has become effective under the Act, subject to (i) due authorization, execution and delivery by the Company and the Underwriter of the Underwriting Agreement between the Company and the Underwriter relating to the sale of the Company Stock, (ii) payment for and delivery of the Company Stock in accordance with the terms of the Underwriting Agreement, and (iii) appropriate qualification of the Registered Stock by the appropriate authorities of the various states in which the such Registered Stock will be sold,

     (1) the Company Stock will, upon the issuance and the sale thereof in the manner referred to in the Registration Statement, be legally issued, fully paid and non-assessable; and

     (2) the Selling Stockholder Stock will, upon the sale thereof by the selling stockholders in the manner referred to in the Registration Statement, be legally issued, fully-paid and non-assessable.



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JEFFER, MANGELS, BUTLER & MARMARO LLP

I.T. Technology, Inc.
May 8, 2000
Page 2


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus which is a part thereof.


                             Respectfully submitted,


                    /s/ Jeffer, Mangels, Butler & Marmaro LLP